Exhibit 10.3

Execution Version

AMENDMENT NO. 2

This AMENDMENT NO. 2 (this “Amendment”) is entered into as June __, 2024 and effective as of May 31, 2024, by and among Arosa Multi-Strategy Fund LP, a Cayman Islands exempted limited partnership (“Lender”), Spectaire Inc., a Delaware corporation (“Borrower”), and the other Loan Parties party hereto.

WHEREAS, Borrower and Lender are parties to that certain Loan Agreement, dated as of March 31, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement” and as amended by this Amendment, the “Amended Loan Agreement”; capitalized terms used herein without definition have the meanings given in the Amended Loan Agreement), by and between Borrower and Lender;

WHEREAS, Borrower has requested that Lender make certain amendments to the Loan Agreement, including, without limitation, to provide for an extension of the Maturity Date (as defined in the Loan Agreement), on the terms and subject to the conditions set forth herein; and

WHEREAS, Lender has agreed to amend and otherwise modify the terms and conditions of the Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Loan Agreement. Subject to the terms and conditions set forth in this Amendment (including the conditions to effectiveness set forth in Section 2 herein) and in reliance upon the representations and warranties set forth in Section 3 herein, the Loan Parties party hereto and Lender hereby agree that, as of the Effective Date (as defined below):

a.	The following provision is hereby added to Section 2.2(c) as a new clause (vi):

No later than three (3) Business Days following the last Business Day of each bi-weekly period commencing on the Amendment No. 2 Effective Date, Borrower shall prepay the Loan in an aggregate amount of cash equal to fifty percent (50%) of all Net Equity Proceeds received by any Loan Party in such bi-weekly period which such payment shall not exceed the amount of the outstanding Obligations.

b.	The following definitions are hereby added to Section 13.1 of the Credit Agreement in their appropriate alphabetical order:

“Amendment No. 2” is that certain Amendment No. 2, dated as of June__ and effective as of May 31, 2024, by and among the Loan Parties and Lender.

“Amendment No. 2 Effective Date” is May 31, 2024.

“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all convertible notes, warrants, rights or options to purchase or be issued any of the foregoing.

“Net Equity Proceeds” shall mean, with respect to the issuance or exercise after the Amendment No. 2 Effective Date by any Loan Party or any of its Subsidiaries of any Capital Stock or any capital contribution by any Person to any such Loan Party or Subsidiary, the excess of: (a) the gross cash proceeds received by such Loan Party or Subsidiary from such issuance or exercise, over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such issuance which have not been paid and are not payable to Affiliates of such Person in connection therewith. For avoidance of doubt, “Net Equity Proceeds” includes any Net Equity Proceeds received from the Standby Equity Purchase Agreement, dated as of May 17, 2024, by and between YA II PN, Ltd. and Spectaire Holdings Inc. and any other standby equity purchase agreement or equity line of credit.

c.	The definition of “Loan Documents” in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Loan Documents” are, collectively, this Agreement, the Guarantee and Collateral Agreement, the Pledge Agreement, the Escrow Agreement, the Letter Agreement, the Amendment No. 1, the Amendment No. 2, any Mortgage, the Warrant, and any schedules, exhibits, certificates, notices, and any other documents related to any of the foregoing, any subordination agreement, any note, or notes or guaranties executed by Borrower or any other Loan Party, any collateral documents granting or perfecting a Lien in favor of Lender to secure the Obligations and any other present or future agreement by Borrower with or for the benefit of Lender in connection with this Agreement, all as amended, restated, or otherwise modified.

d.	The definition of “Maturity Date” in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” is August 30, 2024.

e.	The definition of “Agreed Percentage Interest” in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Agreed Percentage Interest” is, in the case of the Additional Warrant, the greater of (i) 2,194,453 shares of common equity and (ii) as of the Exercise Date (as defined in the Additional Warrant), 10.0% of the outstanding shares of common equity (on a fully diluted basis) of Borrower.

2. Conditions Precedent. Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

a.	Borrower shall deliver to Lender the following:

i.	this Amendment, duly executed by Borrower and the other Loan Parties party hereto;

ii.	that certain Acknowledgement, Consent and Reaffirmation of Guarantor, dated on or prior to the Effective Date, duly executed by Guarantor;

iii.	that certain Acknowledgement, Consent and Reaffirmation of Pledgor, dated on or prior to the Effective Date, duly executed by each Pledgor;

iv.	that certain amended Additional Warrant, dated on or prior to the Effective Date, duly executed by Spectaire Holdings Inc.;

v.	a certificate of each of Borrower and Guarantor (i) certifying that there have been no changes to the Operating Documents of such Loan Party from the forms previously delivered to the Lender on March 31, 2023, (ii) attaching a good standing certificates of such Loan Party’s jurisdiction of organization or formation and each jurisdiction in which such Loan Party is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the date hereof and (iii) attaching resolutions of such Loan Party approving the transactions contemplated by this Amendment and the other Loan Documents entered into in connection herewith; and

vi.	such other documents or items as the Lender may request, in each case duly executed by the Loan Parties, as applicable, to further implement and effectuate the purposes of this Amendment.

b.	The representations and warranties contained in this Amendment and in Section 4 of the Amended Loan Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof) on and as of the Effective Date as though made on and as of such date after giving effect to this Amendment, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof).

c.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date or result from this Amendment becoming effective in accordance with its terms.

d.	On or before the Effective Date, Borrower shall have reimbursed or paid all of the Lender Expenses incurred in connection with this Amendment or the other Loan Documents (including reasonable fees, charges and disbursements of counsel to Lender) and any other costs and expenses accrued prior to the date hereof and payable pursuant to Section 2.4 of the Loan Agreement.

e.	Borrower shall pay Lender a one-time additional interest payment in an amount equal to $250,000, which shall be earned and due and payable on the Effective Date. For the avoidance of doubt, this payment is in addition to, and not a payment in respect of, interest that is otherwise payable under Section 2 of the Credit Agreement.

3. Representations and Warranties. In order to induce Lender to enter into this Amendment, each Loan Party party hereto hereby represents and warrants that after giving effect to this Amendment:

a.	Such Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amended Loan Agreement.

b.	The execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of such Loan Party.

c.	This Amendment has been duly executed and delivered by such Loan Party and this Amendment, and this Amendment and the Amended Loan Agreement are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

d.	As of the date hereof, there exists no Event of Default under the Amended Loan Agreement.

e.	All representations and warranties contained in the Amended Loan Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

f.	As of the date hereof, such Loan Party has performed all agreements to be performed on its part as set forth in the Amended Loan Agreement.

4. Expenses. Borrower shall pay all Lender Expenses (including reasonable legal fees) incurred by Lender in connection with the preparation, negotiation and execution of this Amendment.

5. Provisions Incorporated by Reference. The terms and provisions of Sections 8.6 (No Waivers; Remedies Cumulative), 10 (Notices), 11 (CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE), 12.1 (Survival), 12.7 (Amendments in Writing; Waiver; Integration), and 12.13 (Construction of Agreement) of the Amended Loan Agreement are hereby incorporated herein by reference and shall apply to this Amendment, mutatis mutandis, as if fully set forth herein, and the parties hereto agree to such terms.

6. Effect on Loan Documents. Except as herein specifically provided otherwise, the Loan Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. In the event of a conflict between the terms of this Amendment, the Amended Loan Agreement, the other Loan Documents, and any other agreement between the Loan Parties and the Agent and/or Lenders, this Amendment shall be controlling. This Amendment and all writings delivered in connection herewith shall constitute a part of the Loan Documents.

7. Incorporation. This Amendment is incorporated by reference into, and made part of, the Loan Agreement which, except as expressly modified herein, remains in full force and effect in accordance with its terms. Upon the effectiveness of this Amendment, each reference in the Amended Loan Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the Amended Loan Agreement and the Loan Documents to the “Loan Agreement” shall mean the Amended Loan Agreement.

8. No Modification. No modification of this Amendment or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

9. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

10. Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by Lender, Borrower and the other Loan Parties party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

AROSA MULTI-STRATEGY FUND LP,
as Lender

By: Arosa Capital Management Multi-Strategy GP LLC, its general partner

By:	/s/ Till Bechtolsheimer
Name:	Till Bechtolsheimer
Title:	Managing Member

[Signature Page to Amendment No. 2]

SPECTAIRE INC.,
as Borrower

By:	/s/ Brian Semkiw
Name:	Brian Semkiw
Title:	Chief Executive Officer

MICROMS, INC.,
as a Loan Party

By:	/s/ Brian Semkiw
Name:	Brian Semkiw
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2]